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                                                                  Exhibit 10.07

               PLEASE READ THIS COMMODITY CUSTOMER AGREEMENT CAREFULLY

ING (U.S.) Securities, Futures & Options Inc. 209 South LaSalle Street, Suite 300, Chicago, Illinois 60604

Ladies and Gentlemen:

         In consideration of your accepting its account and your agreement to act as its broker, Customer agrees to the following with respect to any and all of its accounts with ING (U.S.) Securities, Futures & Options Inc. ("ING") for the purchase and sale of securities, monies, physical commodities, futures contracts, options on futures, foreign futures contracts, options on foreign futures, forward contracts, exchange for physical and foreign exchange contracts (collectively referred to as "commodities" or "property"):

         1. Customer represents that it is the sole owner of its accounts and that no person or entity, except as disclosed to you, has any interest therein. The Customer agrees to notify you of the identity of any other person or entity who controls the trading of the account, has a financial interest of 10% or more in the account or the identity of any other account in which the Customer controls or has a 10% or more ownership interest. The Customer shall maintain its account(s) in accordance with and shall be solely responsible for compliance with the rules, regulations and/or guidelines issued by any federal, state or administrative bodies having oversight or regulatory authority over its activities, and any statutes governing its activities.

         2. All transactions for Customer's account(s) shall be subject to the regulations of all applicable federal, state and self-regulatory agencies including the constitution, rules and customs, as the same may be constituted from time to time, of the exchanges, market or place (and the clearing associations, if any) where executed or, if different, your house rules. This paragraph is solely for your protection and your failure to comply with any such regulations, constitutions, rules and/or customs shall not be a breach of this Agreement and shall not relieve Customer of any of its obligations under this Agreement.

         3. Customer agrees not to exceed the position limits of any federal agency or exchange for its account(s), acting alone or in concert with others. Customer will promptly notify you of positions for which Customer is required to file reports with the Commodity Futures Trading Commission ("CFTC") or any exchange.

         4. Customer understands that you have at your sole and absolute discretion the right to limit positions in its account(s), to decline to accept any orders and to require that its account(s) be transferred to another firm. Customer understands that if Customer does not promptly transfer its positions upon your demand you reserve the right to liquidate positions in its account(s) at your sole and absolute discretion. Customer also understands that you may


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transfer its account to another firm upon written notice unless Customer objects to the proposed transfer within a reasonable period of time after the receipt of such notice.

         5. Customer understands that you act as agent and not as principal for your clients' commodity futures and commodity options transactions which are effected on exchanges. Consequently, you do not guarantee the performance of the obligations of any party to the futures or options contracts purchased and/or sold by your clients. Customer understands you may act as principal in certain cash, forward, foreign commodity and foreign exchange transactions.

         6. Any property belonging to Customer or in which Customer has an interest, either individually or jointly with others, held by you or any of your subsidiaries or affiliates or carried in any account(s) shall be subject to a general lien and security interest for the discharge of Customer's obligations to you, wherever or however arising and without regard to whether or not you have made advances with respect to such property, and you are hereby authorized to sell and/or purchase any and all such property without notice to satisfy such general lien and security interest. Customer irrevocably appoints you as its attorney-in-fact with power of substitution to execute any documents for the perfection or registration of such general lien and security interest.

         7. Customer agrees to maintain such collateral and/or margin as you may from time to time, in your sole and absolute discretion, require and agrees to pay immediately on demand any amount owing with respect to any of Customer's accounts. Margin requirements may be increased at ING's sole and absolute discretion and may differ from those established by the exchange on which the transaction is executed. Margin requirements are subject to change without notice and will be enforced retroactively and prospectively. Customer shall make deposits of margin as ING requests within a reasonable time after such request. It is agreed and understood that one hour may be deemed to be a reasonable time; provided, however, that ING, in its sole and absolute discretion, may request that deposits be made in a lesser period of time. ING's failure to require satisfaction of a margin call within one hour, or any shorter time period, on any occasion shall not be deemed to be a waiver of its right to do so in the future. Customer shall provide ING with the names of bank officers and information necessary for immediate verification of wire transfers.

         8. In the event Customer fails to deposit sufficient funds to pay for any commodities and/or to satisfy any demands for original and/or variation margin, or whenever in your sole and absolute discretion you consider it necessary, you may, without prior demand or notice, when and if you deem appropriate, notwithstanding any rule of any exchange, liquidate the positions in Customer's account(s), hedge and/or offset those positions in the case market or otherwise, sell any property belonging to Customer or in which Customer has an interest, cancel any open orders for the purchase and sale of any property, or borrow or buy any property required to make delivery against any sales, including a short sale, effected for Customer, all for Customer's sole account and risk. Such sale or purchase may be public or private and may be made without advertising or notice to Customer and in such manner as you may, in your sole and absolute discretion, determine, and no demands, tenders or notices which you may make or give shall invalidate Customer's aforesaid waiver. Customer agrees that ING has no duty and is not

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required to liquidate positions in Customer's account(s) and that the provisions of this paragraph are solely for the protection of ING. The proceeds of such transactions, if any, are to be applied to reduce any indebtedness owing by Customer to you.

         9. Customer acknowledges that Customer shall be liable for all losses in its account(s) whether or not its account(s) is liquidated and for any debts and deficiencies, including, but not limited to, interest, costs, expense and attorneys' fees, including all debts and deficiencies resulting from a liquidation of Customer's account(s). Customer further agrees that ING shall have full authority to set off all debts owned to ING by Customer against any and all accounts which Customer has or in which Customer has an interest at ING.

         10. Customer agrees to pay storage and delivery charges and service fees charged to its account(s). Customer authorizes you to pay and charge its account(s) any give-up or give-in fee that may be charged by any executing firm or broker whom Customer or its agents have authorized to execute transactions for its account(s). Customer agrees to pay such fees, brokerage and commission charges as you may impose or which may be imposed by any exchange or regulatory organization. Unless otherwise agreed, you may charge exchange, clearing, brokerage and NFA fees as separate items for each transaction in its account(s). Customer understands that current NFA fees are $.14 per each futures round turn and $.07 per each option side and are charged pro-rata for Mid America Commodity Exchange contracts and such fees are subject to change without notice. Customer acknowledges that transactions on the Mid America Commodity Exchange may include a "changer fee" and the amount of such fee, if any, included in a transaction price will be provided upon request. In the event a debit balance occurs in Customer's account(s), you shall be entitled to receive and charge to its account(s) interest at the greater of the following rates: twelve (12) percent per year, or at the rate determined by adding one (1) percent to the rate announced from time to time by Harris Trust and Savings Bank of Chicago as its prime commercial rate for the entire period that such debit shall exist. Customer agrees that any and all interest earned on any available cash balances in Customer's account(s) may accrue to, and may be retained by ING. In the event that Customer's account(s) is transferred to another futures commission merchant, a reasonable transfer charge may be imposed and charged against Customer's account(s).

          11. This agreement shall be binding upon Customer, its successors and assigns and in the event of dissolution, liquidation, bankruptcy or any similar act, you may cancel or complete any open orders for the purchase or sale of any property; you may place orders for the sale of property which you may be carrying for it, or buy any property of which its account(s) may be short, or any part thereof, under the same terms and conditions as hereinabove stated, as though Customer was still in existence, without prior notice to its trustees, successors or assigns and without prior demand upon any of them.

         12. Written confirmation of actual transactions and/or orders, purchase and sales notices, correction notices and statements of Customer's account(s) (collectively "statements") shall be conclusive and deemed ratified by Customer unless ING shall receive oral notice from Customer to the contrary IMMEDIATELY upon Customer's receipt thereof and thereafter

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  confirmed by Customer in writing.  Oral notice shall be given to ING by telephoning ING at (312) 578-7000, Attention: Compliance Department. In any event, such statements shall be conclusive and deemed ratified by Customer if not objected to in writing with SEVEN days after mailing by you to it. In the event Customer fails to receive statements for its account within SEVEN days from the date of a transaction in its account, such transaction shall be conclusive and deemed ratified by Customer unless Customer notifies you IMMEDIATELY in writing of its failure to receive such statements. Communications mailed to Customer at the address specified hereon shall, until you have received notice in writing of a different address, be deemed to have been personally delivered to Customer and Customer agrees to waive all claims resulting from failure to receive such communications. Written notice to ING under this paragraph shall be sent to: ING (U.S.) Securities, Futures & Options Inc., 209 South LaSalle Street, Suite 300, Chicago, IL., 60604 Attention: Compliance Department.

         13. Customer understands they you are not responsible for any losses resulting directly or indirectly from any government restriction, exchange ruling, suspension of trading, actions of independent floor brokers, or other persons beyond your control, war, strike, national disaster or wire malfunction, delay in mails or any other delay or inaccuracy in the transmission of orders or the information because of a breakdown or failure of transmission or communication facilities. All price quotations, commodity information, or trade reports given to Customer are also subject to change and errors, as well as delays in reporting and Customer acknowledges that reliance upon such information is at its own risk. Customer understands that Customer is bound to the actual executions of transactions on the exchange(s) and that you are not bound by erroneous reports of executions transmitted to it.

         14. Customer acknowledges that you are hereby specifically authorized for your account and benefit, from time to time and without notice to Customer, either separately or with other, to lend, pledge, repledge, hypothecate or rehypothecate, either to yourself or to others, any and all property (including, but not limited to, metals, warehouse receipts or other negotiable instruments) held by you in any of its accounts and you shall not at any time be required to deliver to Customer identical property, but may fulfill your obligations to Customer by delivery of property of the same kind and amount.

         15. If Customer initiates a transaction on an exchange or in a market which margins or settles the position(s) in a currency different than the type held or deposited in its account(s), you shall have the right to convert such currency from one type to another (e.g. U.S. to foreign currency, foreign currency to U.S. currency, or foreign currency to other foreign currency) as you in your sole and absolute discretion may determine at an exchange rate determined by you in your discretion based on prevailing money markets. Any profit or loss from a fluctuation in the exchange rate of such currency will be for Customer's sole account and risk. Unless Customer instructs you otherwise, monies Customer deposits with you in currency other than U.S. dollars and unrealized profits in currency other than U.S. dollars are not intended to margin, guarantee or secure transactions on United States contract markets.

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          16.  No provision of this Agreement can be amended or waived except in writing signed by a Principal of ING. No oral agreements or instructions contrary to any provisions of this Agreement shall be recognized or enforceable. Customer agrees to be bound by any amendments to this Agreement to which Customer has not objected in writing within three business days after receipt thereof. The failure of ING to enforce, at any time, any provision of this Agreement shall not be construed to be a waiver of such provision and shall not in any way affect the validity of this Agreement or the right of ING thereafter to enforce each and every provision of this Agreement. No waiver or amendment shall be implied from your conduct, action or inaction.

         17. NOTICE OF CFTC Reg. Section 15.05 and Reg. Section 21.03, relating to Foreign Brokers and Foreign Traders. A Foreign Broker is any non-U.S. resident who carries an account in commodities for any other person.
 A Foreign Trader is any non-U.S. resident who owns or controls an account in commodities. If Customer is a foreign trader or foreign broker Customer understands that pursuant to CFTC Regulation 15.05, you are its agent or the agent of its customers for purposes of accepting delivery and service of any communications issued by the CFTC with respect to any futures or options contracts which are or have been maintained in accounts carried by you. Customer understands that ING will transmit the communication promptly to it in a manner which is reasonable under the circumstances or as specified by the CFTC. Customer also understands CFTC Regulation 21.03 requires it to provide to the CFTC upon special call, market information concerning it or its customers' options and futures trading. If Customer fails to respond to the special call, the CFTC may direct the appropriate contract market and all brokers to prohibit or restrict further trades for or on its or its customers behalf. (Customer understands that copies of Reg. Section 15.05 and Section
 21.03 are available from ING upon its written request.)

         18. Customer understands that some exchanges and clearing houses have established cut-off times for the tender of exercise instructions and that an option will become worthless if instructions are not received by ING before such expiration time. Customer also understands that certain exchanges and clearing houses automatically exercise some "in-the-money" options unless instructed otherwise. Customer acknowledges full responsibility for taking action either to exercise or to prevent the automatic exercise of an option contract, as the case may be, and you are not required to take any action with respect to an option contract, including without limitation, any action to exercise an option prior to its expiration date or to prevent its automatic exercise, except upon Customer's express instructions. Customer further understands that you may establish exercise cut-off times which may be different from the times established by exchanges and clearing houses. Customer understands that all short option positions are subject to assignment at any time including positions established on the same day that exercises are assigned, and assignment notices are allocated randomly from among all your customers' short options positions which are subject to assignment.

         19. This Agreement shall enure to the benefit of ING's present organization, and any successor organization, irrespective of any change or changes at any time in the personnel thereof for any cause whatsoever, and to any of ING's assigns. Customer agrees that all of its

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 rights and obligations under this Agreement shall not be assigned, transferred, sold or otherwise conveyed, and any such attempted assignment, transfer, sale or conveyance shall be null and void and of no force or effect. In any event, ING may, subject to the applicable rules and regulations of the CFTC and the National Futures Association ("NFA"), assign this Agreement and transfer Customer's account(s) to another duly registered futures commission merchant.

         20. You are authorized to accept oral or telephonic orders as Customer or its authorized agent may give for transactions in its account(s).
 Customer hereby waives any defense that such order was not in writing or evidenced by a memorandum in writing as required by the Statute of Frauds or any other statute. Although authorized, you are not required to accept oral or telephonic orders. You are further authorized to record whether by tape, wire or other method, with or without a periodic tone signal, any and all telephonic or other oral communications between us, with or without notice thereof.

         21. Should you become a party, without fault on your part, to any action or proceeding arising out of Customer's account(s) or orders given to you, Customer agrees to indemnify and hold you harmless therefrom and to pay you such attorneys' fees and costs incurred by you as the court or arbitration panel may determine. Customer shall further indemnify you and hold you harmless from and against any and all liabilities, losses, damages, costs and expenses, including attorneys' fees, which arise out of, or which in any manner or way whatsoever are related to any representation made by Customer in this Agreement, or by its failure to perform any of its agreements made herein, including, but not limited to, the failure to immediately pay any deficit balances which may arise in its account(s).

         22. I agree that this account documentation and any and all subparts contained herein, or any other documentation delivered in connection with the maintenance of the undersigned account, may be delivered by facsimile and such delivery shall have the same effect as the delivery of originally executed account documentation. I authorize you to rely on and release you from any and all claims arising out of your reliance on such facsimiles. I agree to indemnify and save you harmless from and against any and all liabilities, losses, damages, costs and expenses, including attorneys fees which may arise out of, or which in any manner or way whatsoever are related to your acceptance of the facsimiles referenced herein.

         23. This Agreement has been made and delivered at Chicago, Illinois. Its validity, construction and enforcement shall be governed by and construed with the substantive laws of the State of Illinois, without reference to its principal of conflicts of laws. This Agreement constitutes the entire understandings among the parties with respect to the subject matter hereof. Wherever possible, each portion of this Agreement shall be interpreted in such a manner to be valid and effective under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provisions or the remaining provisions of this Agreement. CUSTOMER AGREES NOT TO COMMENCE ANY LEGAL OR ADMINISTRATIVE PROCEEDING AGAINST ING UNTIL ANY DEFICIT BALANCE IN THE ACCOUNT(S) IS SATISFIED.

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                               CONSENT TO JURISDICTION

         ALL ACTIONS, DISPUTES, CLAIMS OR PROCEEDINGS, INCLUDING, BUT NOT LIMITED TO, ANY ARBITRATION PROCEEDING, INCLUDING NFA ARBITRATIONS, ARISING DIRECTLY OR INDIRECTLY IN CONNECTION WITH, OUT OF, RELATED TO OR FROM THE CUSTOMER AGREEMENT, ANY OTHER AGREEMENT BETWEEN THE CUSTOMER AND ING (U.S.) SECURITIES, FUTURES & OPTIONS INC. OR ANY ORDERS ENTERED OR TRANSACTIONS EFFECTED FOR CUSTOMER'S ACCOUNT(S), WHETHER OR NOT INITIATED BY ING, SHALL BE ADJUDICATED ONLY IN COURTS OR OTHER DISPUTE RESOLUTION FORUMS WHOSE SITUS IS WITHIN THE CITY OF CHICAGO, STATE OF ILLINOIS, AND CUSTOMER HEREBY SPECIFICALLY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT OR ARBITRATION PROCEEDINGS LOCATED WITHIN THE CITY OF CHICAGO, STATE OF ILLINOIS.

         CUSTOMER WAIVES ANY CLAIM CUSTOMER MAY HAVE THAT (A) CUSTOMER IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT OR ARBITRATION PROCEEDING LOCATED WITHIN THE STATE OF ILLINOIS, (B) CUSTOMER IS IMMUNE FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION, EXECUTION OR OTHERWISE) WITH RESPECT TO CUSTOMER OR CUSTOMER'S PROPERTY, (C) ANY SUCH SUIT, ACTION OR PROCEEDINGS IS BROUGHT IN AN INCONVENIENT FORUM, (D) THE VENUE OF AN SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER OR (E) THIS CONSENT OR THE CUSTOMER AGREEMENT BETWEEN CUSTOMER AND ING MAY NOT BE ENFORCED IN OR BY SUCH COURT OR ARBITRATION PROCEEDING.

         BY SIGNING THE CONTRACT CONTAINING THIS CONSENT TO JURISDICTION, CUSTOMER ASSENTS TO JURISDICTION AS SET FORTH ABOVE, AND ACKNOWLEDGES THAT THESE CLAUSES WERE FREELY AND KNOWINGLY NEGOTIATED BETWEEN THE PARTIES.

         THIS COMMODITY CUSTOMER AGREEMENT IS A CONTRACTUAL AGREEMENT, DO NOT SIGN IT UNTIL YOU HAVE READ IT CAREFULLY, BY SIGNING BELOW, THE UNDERSIGNED REPRESENTS AND WARRANTS TO YOU THAT ALL INFORMATION CONTAINED HEREIN, OR IN ANY OTHER ACCOUNT FORM OR OTHER DOCUMENT FROM THE UNDERSIGNED IS TRUE AND CORRECT AND THAT IF ANY CHANGE TO SUCH INFORMATION OCCURS, THE UNDERSIGNED WILL IMMEDIATELY INFORM YOU, IN WRITING, OF SUCH CHANGE. BY SIGNING BELOW, THE UNDERSIGNED ACKNOWLEDGES THAT (S)HE HAS READ AND UNDERSTANDS ALL OF THE TERMS AND CONDITIONS OF THE COMMODITY CUSTOMER AGREEMENT AND AGREES TO BE BOUND BY THEM.

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                                  X_________________________________
                                   President, Secretary, Chairman or
                                   CEO's Signature Required
                                   (If a Partnership Account, General
                                    Partner's Signature Required)
                                   (If a Trust Account, Trustee(s)
                                    Signature Required)

                                  Date:____________  Time:___________




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